Exhibit 10.7

RESOLUTIONS ADOPTED BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF LAS VEGAS RAILWAY EXPRESS, INC.

a Delaware corporation

The undersigned being a unanimous action taken by the Directors of Las Vegas Railway Express, Inc. (the "Corporation"), hereby consent to take the following action and adopt the following recitals and resolutions effective as of October 1, 2011.

RESIGNATION OF AND APPOINTMENT OF NEW CHAIRMAN OF THE BOARD

WHEREAS, it is in the best interest of the Corporation and it stockholders that the following actions herewith be approved, and;

WHEREAS, it is recognized that Michael A. Barron has resigned as Chairman of the Board of Directors of Las Vegas Railway Express, Inc., effective October 1, 2011, and;

WHEREAS, it is in the best interest of the Corporation to appoint Gilbert H. Lamphere as the new Chairman of the Board effective October 1, 2011, (Exhibit A – Gilbert H. Lamphere bio) and;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of Las Vegas Railway Express, Inc. shall accept the resignation of Michael A. Barron as its Chairman effective October 1, 2011, and;

RESOLVED FURTHER, that the Board of Directors of Las Vegas Railway Express, Inc. shall appoint Gilbert H. Lamphere as its new Chairman effective October 1, 2011, and;

RESOLVED FURTHER, that Directors of this Corporation are hereby authorized to join in the execution of, or attest and/or affix the corporate seal of the Corporation to, any document, agreement or instrument executed by the CEO or other authorized officer of this Corporation on behalf of the Corporation in furtherance of the foregoing resolutions; and

RESOLVED FURTHER, that the officers of this Corporation are and each hereby is authorized to do and perform all such further actions and things and to sign all such further documents, certificates and other writings and to take all such further actions as may be necessary or advisable or convenient or proper to carry out the intent of the foregoing.

RESOLVED FURTHER, that the authority given hereunder shall be deemed retroactive and any and all acts authorized hereunder performed prior to the passage of these resolutions are hereby ratified and affirmed.

This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be an original and all of which together shall be one and the same instrument. This Unanimous Written Consent shall be filed in the Minute Book of the Corporation and become a part of the records of this Corporation.

Michael A. Barron - Director

Joseph Cosio-Barron – Director

Justin W. Yorke - Director

EXHIBIT A

Gilbert H. Lamphere-

Mr. Lamphere serves on the Board of Directors of CSX Corporation ($25 bn, 23,000 mile railroad) and has served on the board of Canadian National Railway ($25bn, 15,000 mile transcontinental railroad), Chaired the Board of the Illinois Central Railroad ($2.5 bn, 1,000 mile Class 1 railroad between Chicago and New Orleans) and served on the board of Florida East Coast Railway ($2.8 bn railroad, 350 miles down East Coast of Florida). He was also instrumental in the investment and oversight of Mid South Rail. Mid South, Illinois Central and Canadian National became successively the most efficient railroads with the lowest operating ratios in North America.